UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 6, 2017

ALLIED WORLD ASSURANCE COMPANY HOLDINGS, AG

(Exact Name of Registrant as Specified in Charter)

Switzerland	001-32938	98-0681223
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Gubelstrasse 24
Park Tower, 15th Floor

6300 Zug, Switzerland

(Address of Principal Executive Offices and Zip Code)

Registrant’s telephone number, including area code: 41-41-768-1080

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Introductory Note

As of July 6, 2017 (the “Acceptance Time”), Fairfax Financial Holdings (Switzerland) GmbH (the “Purchaser”), an indirect subsidiary of Fairfax Financial Holdings Limited (“Fairfax”), completed a previously announced exchange offer (the “Offer”) and acquired substantially all of the outstanding common shares (the “Shares”) of Allied World Assurance Company Holdings, AG (the “Company”).

Item 1.02.  Termination of a Material Definitive Agreement.

Effective as of July 11, 2017 (the “Termination Date”) and in connection with the completion of the Offer, the Company, Allied World Assurance Company Holdings, Ltd and Allied World Assurance Company, Ltd terminated their unsecured revolving credit facility provided under that certain Credit Agreement, dated as of June 13, 2016 (the “Credit Agreement”), with the lenders party thereto, Wells Fargo Bank, National Association, as administrative agent and swingline lender, and Citibank, N.A., as syndication agent.  There were no outstanding loans under the Credit Agreement as of the Termination Date.  A summary of the material terms of the Credit Agreement is included in the Company’s Current Report on Form 8-K filed on June 13, 2016, which summary is qualified in its entirety by the full text of the Credit Agreement filed as Exhibit 10.1 thereto.

Item 2.01.  Completion of Acquisition or Disposition of Assets.

The information set forth in the Introductory Note above is incorporated herein by reference.  The Offer expired at 5:00 p.m. (New York City time) on July 5, 2017.  Continental Stock Transfer & Trust Company, the exchange agent for the Offer, has indicated that, as of the expiration of the Offer, 84,184,397 Shares (including 6,319,913 Shares tendered by guaranteed delivery) had been tendered into and not properly withdrawn from the Offer, representing approximately 96.1% of the outstanding Shares.  All Shares that were validly tendered into the Offer and not properly withdrawn have been accepted for payment and acquired by the Purchaser, effective as of the Acceptance Time.

Pursuant to the Offer, shareholders of the Company who validly tendered in the Offer received, for each Share, (i) cash consideration of $23.00, without interest and (ii) 0.057937 of a fully paid and nonassessable subordinate voting share of Fairfax.  In addition, the Company paid a special dividend of $5.00 per share, without interest, to all shareholders that tendered their Shares and all holders of record as of the close of trading on July 6, 2017 that did not tender their Shares.

Item 3.01.  Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On July 6, 2017, in connection with the completion of the Offer, the Company notified the New York Stock Exchange (the “NYSE”) that the Offer had been completed and that the Company intended to file a notification of removal from listing on Form 25 with the U.S. Securities and Exchange Commission (the “SEC”) on July 17, 2017.  The Company intends to file a certification on Form 15 with the SEC requesting the deregistration of the Shares and the suspension of the Company’s reporting obligations under Sections 13 and 15(d) of the U.S. Securities Exchange Act of 1934, as amended, as soon as it is eligible to do so.

Item 3.03.  Material Modification to Rights of Security Holders.

The information set forth in the Introductory Note, Item 2.01 and Item 3.01 above is incorporated herein by reference.

Item 5.01.  Changes in Control of Registrant.

The information set forth in the Introductory Note, Item 2.01 and Item 3.01 above is incorporated herein by reference.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALLIED WORLD ASSURANCE COMPANY HOLDINGS, AG

Dated: July 12, 2017	By:	/s/ Wesley D. Dupont
	Name:	Wesley D. Dupont
	Title:	Executive Vice President & General Counsel

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